SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



     Date of Report (date of earliest event reported): September 20, 2000

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                   1-9466                     13-3216325
          (Commission File Number) (IRS Employer Identification No.)

                            3 World Financial Center
                            New York, New York 10285
                        (Address of principal (Zip Code)
                               executive offices)

              Registrant's  telephone  number,  including area code:
                                 (212) 526-7000

Item 5.  Other Events


Third Quarter Earnings

         On September 20, 2000, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its third quarter 2000 earnings (the "Earnings Release").

         Copy of the Earnings Release follows.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

The following Exhibits are filed as part of this Report.

         99.1     Press Release Relating to Third Quarter 2000 Earnings

         99.2     Consolidated Statement of Income
                  (Three Months Ended August 31, 2000)
                  (Preliminary and Unaudited)

         99.3     Consolidated Statement of Income
                  (Nine Months Ended August 31, 2000)
                  (Preliminary and Unaudited)

         99.4     Segment Net Revenue Information
                  (Three and Nine Months Ended August 31, 2000)
                  (Preliminary and Unaudited)

         99.5     Selected Statistical Information
                  (Preliminary and Unaudited)

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LEHMAN BROTHERS HOLDINGS INC.


                                      By:    /s/   David Goldfarb
                                         ------------------------------------
                                              David Goldfarb
                                              Chief Financial Officer
                                              (Principal Financial Officer)



Date:  September 20, 2000

                                 EXHIBIT INDEX



Exhibit No.                Exhibit

Exhibit 99.1               Press Release Relating to Third Quarter 2000 Earnings

Exhibit 99.2               Consolidated Statement of Income
                           (Three Months Ended August 31, 2000)
                           (Preliminary and Unaudited)

Exhibit 99.3               Consolidated Statement of Income
                           (Nine Months Ended August 31, 2000)
                           (Preliminary and Unaudited)

Exhibit 99.4               Segment Net Revenue Information
                           (Three and Nine Months Ended August 31, 2000) (Preliminary and Unaudited)

Exhibit 99.5               Selected Statistical Information
                           (Preliminary and Unaudited)

EXHIBIT 99.1

[GRAPHIC OMITTED]


For Immediate Release                Media Contact:        William J. Ahearn
                                                           (212) 526-4379

                                     Investor Contact:     Shaun Butler
                                                           (212) 526-8381


                             LEHMAN BROTHERS REPORTS
                                   EARNINGS OF
                      $457 MILLION IN THIRD QUARTER, UP 58%

                          2 FOR 1 STOCK SPLIT ANNOUNCED

           Posts Record Nine Months Earnings of $1.376 Billion, Up 66%


NEW YORK, Sept. 20, 2000 -- Lehman Brothers Holdings Inc. (NYSE: LEH) today reported net income of $457 million, or $3.37 per common share (diluted), for the third quarter ended August 31, 2000. Net income rose 58 percent from the $290 million of net income the Firm reported in the third quarter of fiscal 1999, while net income per common share increased by 53 percent from $2.20 per share a year ago. The quarter's performance represented the second-highest total of quarterly earnings and net revenues that Lehman Brothers has ever posted.

The Firm also announced that its Board of Directors approved a two-for-one common stock split. The stock split will be effected in the form of a 100% common stock
                                   -- more --

                                                Third Quarter Earnings/Page 2

dividend, payable October 20, 2000, to shareholders of record as of October 5, 2000. (Per share amounts have not been adjusted for the stock split.)

For the first nine months of fiscal 2000, net income was a record $1.376 billion, an increase of 66 percent from $830 million in net income for the first nine months of fiscal 1999. In the first nine months of 2000, Lehman Brothers earned more than it had in any full year since going public in 1994.

"By all measures, this was an extremely strong quarter for Lehman Brothers, even though this is typically the time of year when business is at its slowest," said Richard S. Fuld, Jr., Chairman and Chief Executive Officer. "Our excellent performance this quarter is another confirmation that the Firm has built a powerful franchise that can compete effectively and perform well across our major business lines, in all markets, and in differing economic conditions."

Mr. Fuld, noting that the three quarters of 2000 represent the three best quarters in the Firm's 150-year history, said that the planned stock split underscored the sustained strength of the Firm's stock price.

Net revenues (total revenues less interest expense) for the third quarter were $2.052 billion, an increase of 51 percent from $1.356 billion in the third quarter of fiscal 1999. Mr. Fuld noted that the quarter was the second best the Firm had ever posted in terms of net revenues, and reflected significant strength in Lehman Brothers' investment banking and capital markets activities globally. Within investment banking, M&A advisory revenues for the third quarter were the highest the Firm ever posted, he said. Lehman Brothers' non-U.S. activities accounted for approximately 38 percent of total net revenues, with Europe representing approximately 31 percent.
                                   -- more --

                                                Third Quarter Earnings/Page 3

For the first nine months of fiscal 2000, net revenues were a record $6.009 billion, an increase of 53 percent from $3.929 billion in the fiscal 1999 first nine months.

"The third-quarter and nine-months revenues not only illustrate the balance Lehman Brothers has achieved among its equity, fixed income and investment banking businesses, but also show the financial and strategic potential of new businesses the Firm has been building, including private equity and high-net-worth activities," Mr. Fuld said.

Non-interest expenses for the third quarter were $1,379 million. Nonpersonnel expenses for the same period were $312 million, compared with $251 million in the previous fiscal year's third quarter. Nonpersonnel expenses as a percentage of net revenues decreased in the quarter to 15.2 percent from 18.5 percent a year ago. Compensation and benefits as a percentage of net revenues were 52 percent, unchanged from the fiscal 2000 first and second quarters, as the Firm continued its aggressive growth plan in investment banking, equities, and in Europe, as well as investing in information technology and e-commerce activities.

For the fiscal 2000 third quarter, the Firm's pre-tax margin was 32.8 percent, up from 30.8 percent in the third quarter of fiscal 1999. Return on common equity was 27.5 percent for the quarter ended August 31, 2000, compared with
22.1 percent a year ago. For the first nine months of fiscal 2000, the Firm's pre-tax margin was 33.7 percent, compared with 30.3 percent for the first nine months of fiscal 1999; for the same period, return on common equity was 29.2 percent, compared with 21.9 percent in fiscal 1999. Return on common equity for all periods is calculated using net income before adjusting for a special preferred dividend.

As of August 31, 2000, Lehman Brothers stockholders' equity and trust preferred
                            -- more --

                                               Third Quarter Earnings/Page 4

securities were $8.25 billion and total capital (stockholders' equity, trust preferred, and long-term debt) was $43.7 billion. Book value per common share was $55.16. At the end of the third quarter, Lehman Brothers' market capitalization exceeded $17 billion.

Earnings per share calculations include the impact of a special preferred dividend of $50 million in the first fiscal quarter of 2000 and the second fiscal quarter of 1999. The dividend is expected to be paid to American Express Company and to Nippon Life Insurance Company at fiscal year end. American Express and Nippon Life are entitled to receive an annual non-cumulative preferred dividend equal to 50 percent of the amount by which the Firm's net income for the full fiscal year exceeds $400 million, up to a maximum of $50 million per year, through mid-year 2002.

Lehman Brothers (NYSE: LEH), an innovator in global finance, focuses on serving the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity, and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in 44 offices around the world. For further information about Lehman Brothers' services, products, and recruitment opportunities, visit our Web site at www.lehman.com.


                              # # #




                         Financial Information Attached

EXHIBIT 99.2

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)


                                                                   Three Months Ended              Percentage Of
                                                          -------------------------------------
                                                               Aug 31             Aug 31           Dollar Change
                                                                2000               1999              Inc/(Dec)
Revenues:
    Principal transactions                                     $ 1,071           $    492
    Investment banking                                             582                499
    Commissions                                                    234                151
    Interest and dividends                                       5,461              3,590
    Other                                                           11                 33
                                                          -----------------  ------------------
           Total revenues                                        7,359              4,765
    Interest expense                                             5,307              3,409
                                                          -----------------  ------------------
           Net revenues                                          2,052              1,356               51%
                                                          -----------------  ------------------
Non-interest expenses:
    Compensation and benefits                                    1,067                688
    Technology and communications                                   80                 79
    Brokerage and clearance fees                                    68                 56
    Business development                                            52                 33
    Professional fees                                               53                 31
    Occupancy                                                       35                 29
    Other                                                           24                 23
                                                          -----------------  ------------------
           Total non-interest expenses                           1,379                939               47%
                                                          -----------------  ------------------
Income from operations
  before taxes and dividends on
  trust preferred securities                                       673                417
    Provision for income taxes                                     202                112
    Dividends on trust preferred securities                         14                 15
                                                          -----------------  ------------------
Net income                                                         457                290               58%
    Preferred stock dividends                                       13                 11
                                                          -----------------  ------------------
Net income applicable to
 common stock                                                 $    444           $    279               59%
                                                          =================  ==================


Earnings per common share
   Basic                                                        $ 3.67             $ 2.30
                                                          =================  ==================

   Diluted                                                      $ 3.37             $ 2.20
                                                          =================  ==================


EXHIBIT 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)



                                                                  Nine Months Ended               Percentage Of
                                                         -------------------------------------
                                                              Aug 31              Aug 31          Dollar Change
                                                               2000                1999             Inc/(Dec)
Revenues:
    Principal transactions                                     $ 3,055            $ 1,718
    Investment banking                                           1,664              1,250
    Commissions                                                    690                465
    Interest and dividends                                      14,512             10,798
    Other                                                          113                 57
                                                         -----------------   -----------------
           Total revenues                                       20,034             14,288
    Interest expense                                            14,025             10,359
                                                         -----------------   -----------------
           Net revenues                                          6,009              3,929              53%
                                                         -----------------   -----------------
Non-interest expenses:
    Compensation and benefits                                    3,125              1,992
    Technology and communications                                  250                242
    Brokerage and clearance fees                                   188                175
    Business development                                           128                 91
    Professional fees                                              128                 82
    Occupancy                                                       97                 85
    Other                                                           68                 70
                                                         -----------------   -----------------
           Total non-interest expenses                           3,984              2,737              46%
                                                         -----------------   -----------------
Income from operations
  before taxes and dividends on
  trust preferred securities                                     2,025              1,192
    Provision for income taxes                                     607                334
    Dividends on trust preferred securities                         42                 28
                                                         -----------------   -----------------
Net income                                                       1,376                830              66%
    Preferred stock dividends                                       83                 85
                                                         -----------------   -----------------
Net income applicable to
   common stock                                                $ 1,293             $  745              74%
                                                         =================   =================

Earnings per common share
   Basic                                                        $ 10.54            $ 6.12
                                                          =================  ==================

   Diluted                                                     $   9.81            $ 5.86
                                                          =================  ==================



EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)



                                             Three Months Ended                            Nine Months Ended
                                     -----------------------------------          ------------------------------------
                                         Aug 31             Aug 31                    Aug 31              Aug 31
                                          2000               1999                      2000                1999
                                     ----------------   ----------------          ----------------    ----------------
Investment Banking:

   Advisory                                  227               140                         534                375
   Equity                                    194               116                         682                301
   Debt                                      150               239                         419                563
                                     ----------------   ----------------          ----------------    ----------------

         Total                               571               495                       1,635              1,239
                                     ----------------   ----------------          ----------------    ----------------

Capital Markets:

   Equity                                    725               466                       2,300              1,105
   Fixed Income                              557               234                       1,403              1,160
                                     ----------------   ----------------          ----------------    ----------------

         Total                             1,282               700                       3,703              2,265
                                     ----------------   ----------------          ----------------    ----------------

Client Services:

   Private Client                            186               165                         638                420
   Private Equity                             13                (4)                         33                  5
                                     ----------------   ----------------          ----------------    ----------------

         Total                               199               161                         671                425
                                     ----------------   ----------------          ----------------    ----------------




Total Lehman                               2,052             1,356                       6,009              3,929
                                     ================   ================          ================    ================


EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                                                Quarters Ended
-------------------------------------------------- --------------------------------------------------------------------------------
                                                   ------------ ------------ -------------- ------------- ------------ -------------
                                                      8/31/00      5/31/00        2/29/00       11/30/99      8/31/99       5/31/99
-------------------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------
--------------------------------------------------
Income Statement
--------------------------------------------------
Net Revenues                                           $ 2,052      $ 1,755        $ 2,202       $ 1,411      $ 1,356       $ 1,455
--------------------------------------------------
Non-Interest Expenses:
--------------------------------------------------
  Compensation and Benefits                              1,067          912          1,145           715          688           738
--------------------------------------------------
  Nonpersonnel Expenses                                    312          285            263           258          251           251
--------------------------------------------------
Net Income                                                 457          378            541           301          290           330
--------------------------------------------------
Net Income Applicable to
   Common Stock                                            444          366            482           292          279           268
--------------------------------------------------
Earnings per Common Share
--------------------------------------------------
   Basic                                                 $3.67        $2.97          $3.92         $2.41        $2.30         $2.19
   Diluted                                               $3.37        $2.78          $3.69         $2.28        $2.20         $2.09
--------------------------------------------------

--------------------------------------------------
Financial Ratios (%)
--------------------------------------------------
Return on Common Equity
--------------------------------------------------
     (annualized) (a)                                     27.5         24.0           36.8          21.6         22.1          26.3
--------------------------------------------------
Return on Common Equity
   (annualized) (b)                                       27.5         24.0           33.3          21.6         22.1          22.1
--------------------------------------------------
Pretax Operating Margin                                   32.8         31.8           36.1          31.1         30.8          32.0
--------------------------------------------------
Compensation & Benefits/
--------------------------------------------------
   Net Revenues                                           52.0         52.0           52.0          50.7         50.7          50.7
--------------------------------------------------
Effective Tax Rate                                        30.0         29.7           30.1          28.0         27.0          27.0
--------------------------------------------------

--------------------------------------------------
Balance Sheet
--------------------------------------------------
Total Assets                                         $ 228,000    $ 233,433      $ 213,889     $ 192,244    $ 202,149     $ 191,543
--------------------------------------------------
Total Assets Excluding Matched Book (c)                155,000      149,691        137,125       130,022      136,106       128,822
--------------------------------------------------
Common Stockholders' Equity                              6,690        6,246          5,986         5,595        5,192         4,935
--------------------------------------------------
Total Stockholders' Equity + Trust Preferred
Securities                                               8,250        7,806          7,296         6,993        6,660         6,453
--------------------------------------------------
Total Capital (d)                                       43,661       41,383         39,610        37,684       36,517        34,915
--------------------------------------------------
Book Value per Common Share (e)                          55.16        51.19          48.79         45.50        42.91         40.58
--------------------------------------------------

--------------------------------------------------
Other Data (#s)
--------------------------------------------------
Employees                                               10,512        9,343          9,026         8,893        8,729         8,511
--------------------------------------------------
Common Stock Outstanding                           121,111,536  121,708,431    120,150,218   119,912,810  120,070,089   119,700,830
--------------------------------------------------
Average Shares
   Basic                                           121,129,367  123,172,650    123,027,441   120,761,065  121,317,358   122,144,018
   Diluted (f) (g)                                 132,521,562  132,632,845    131,205,984   128,994,372  129,063,197   130,364,705
--------------------------------------------------

--------------------------------------------------

(a) Return on common equity calculated using net income before adjusting for special preferred dividends.
(b) Return on common equity calculated using net income after adjusting for special preferred dividends.
(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(d) Total capital includes long-term debt, Trust Preferred Securities and stockholders' equity.
(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.
(f) For the quarters ended November 30, August 31 and May 31, 1999, the assumed conversion of Series A and B Convertible Preferred Stock into 2,118,396, 2,607,680 and 2,912,505 common shares had the effect of decreasing diluted earnings per share by $0.01. For the year ended November 30, 1999 the assumed conversion of Series A and B Convertible Preferred Stock into 2,779,737 common shares had the effect of decreasing diluted earnings per share by $0.04.
(g) For the quarters ended August 31 and May 31, 2000, the assumed conversion of Series A and B convertible Preferred Stock into 1,219,188, common shares had the effect of decreasing diluted earnings per share by $0.01. For the quarter ended February 29, 2000, the assumed conversion of Series A and B convertible Preferred Stock into 1,219,302 common shares had the effect of decreasing diluted earnings per share by $0.02.